Exhibit (a)(2)


                        THE WRIGHT ASSET ALLOCATION TRUST

                                     Amended

                     Establishment and Designation of Series

                                   and Classes

         WHEREAS, pursuant to the Declaration of Trust of The Wright Asset Allocation Trust dated June 17, 1997 (the "Declaration of Trust"), the Trustees of The Wright Asset Allocation Trust (the "Trust"), designated separate series with classes; and

         WHEREAS, the Trustees now desire to delete one class of the Wright Managed Growth with Income Fund series (i.e. the Individual Share class), and to redesignate the series and classes of the Trust, pursuant to Section 5.5 (viii) of Article V of the Declaration of Trust.

         NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust hereby divide the shares of beneficial interest of the Trust into six separate series of the Trust, each series and classes thereof to have the special and relative rights as set forth in the Declaration of Trust as from time to time amended:

         The series shall be designated as follows effective December 28, 2001:

                           Wright Managed Growth Fund
                           Wright Managed Growth with Income Fund
                           Wright Managed Income with Growth Fund
                           Wright Total Return Income Fund
                           Wright High Income Fund
                           Wright Current Income Fund
                             (the "Existing Series")

         The Declaration of Trust authorizes the Trustees to divide each series into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees. The Wright Managed Growth with Income shall have one class of shares established and designated as Advisor Shares. The other Existing Series shall have classes of shares established and designated as Individual Shares and Advisor Shares, and the Trustees may designate additional series and classes in the future.



/s/H. Day Brigham, Jr.
---------------------
H. Day Brigham, Jr.

/s/Judith R. Corchard
---------------------
Judith R. Corchard

/s/Peter M. Donovan
-------------------
Peter M. Donovan

/s/Dorcas R. Hardy
-------------------
Dorcas R. Hardy

/s/Leland Miles
----------------
Leland Miles

/s/A.M. Moody, III
-------------------
A.M. Moody, III

/s/Lloyd F. Pierce
--------------------
Lloyd F. Pierce

/s/Richard E. Taber
--------------------
Richard E. Taber

/s/ James P. Biggs
-----------------
  James P. Biggs

December 13, 2001